As filed with the Securities and Exchange Commission on February 25, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

STRATEGIC HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Strategic Hotels & Resorts, Inc.	Maryland	33-1082757
BEE Financing Trust I	Delaware	20-4709675
BEE Financing Trust II	Delaware	20-4709704
BEE Financing Trust III	Delaware	20-4709745
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 West Madison Street, Suite 1700

Chicago, Illinois 60606-3415

(312) 658-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paula C. Maggio

Senior Vice President,

Secretary and General Counsel

Strategic Hotels & Resorts, Inc.

200 West Madison Street, Suite 1700

Chicago, Illinois 60606-3415

(312) 658-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael L. Zuppone, Esq.

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

(212) 318-6000

Approximate date of commencement of proposed sale to public:

From time to time after the effective date of this Registration Statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share or Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share(2)	(3)	(3)	(3)	(4)
Preferred Stock, par value $0.01 per share	(3)	(3)	(3)	(4)
Depositary Shares, representing Preferred Stock	(3)	(3)	(3)	(4)
Debt Securities	(3)	(3)	(3)	(4)
Warrants	(3)	(3)	(3)	(4)
Subscription Rights	(3)	(3)	(3)	(4)
Units	(3)	(3)	(3)	(4)
Preferred Securities of BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III (“Subsidiary Trusts”)	(3)	(3)	(3)	(4)
Guarantees of the Preferred Securities of the Subsidiary Trusts and certain backup undertakings(5)	(3)	(3)	(3)	—
Total	—	—	$500,000,000(4)	$58,050(4)

(1)	This Registration Statement shall also cover any additional shares of common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of common stock.

(2)	This Registration Statement also covers rights to purchase the registrant’s Series D Junior Participating Preferred Stock, par value $0.01 per share (the “Rights”), which are issuable pursuant to the registrant’s stockholder rights plan. Until the occurrence of certain prescribed events, the Rights are not exercisable and will be transferable along with and only with the common stock. The value attributable to the Rights, if any, is reflected in the value of the shares of common stock to which they are attached.

(3)	The registrant is hereby registering an indeterminate principal amount and number of each identified class of its securities up to a proposed maximum aggregate offering price of $500,000,000, which may be offered from time to time in unspecified numbers at unspecified prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Securities registered hereunder may be sold separately or together as units with other securities registered hereunder. The registrant is also hereby registering such indeterminate amounts of debt securities, an indeterminate number of shares of common stock and preferred stock, depositary shares and preferred securities of the Subsidiary Trusts as may be issued upon conversion of or exchange for any other debt securities, preferred stock, depositary shares or preferred securities of the Subsidiary Trusts that provide for conversion of or exchange for other securities, or upon exercise of subscription rights or warrants for debt or equity securities, up to a proposed maximum offering price of $500,000,000. Separate consideration may or may not be received for securities that are issuable on exercise or conversion of or exchange for debt securities, common stock, preferred stock, preferred securities of the Subsidiary Trusts, subscription rights or warrants.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act.

(5)	No separate consideration will be received for any guarantees. The guarantees include the rights of holders of the trust preferred securities under the guarantees and certain back up undertakings, comprised of obligations of Strategic Hotels & Resorts, Inc. under the subordinated indenture and under the Declarations of Trust of each of the Subsidiary Trusts, each as described in this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, Dated February 25, 2011

PROSPECTUS

$500,000,000

STRATEGIC HOTELS & RESORTS, INC.

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Subscription Rights and Units

BEE FINANCING TRUST I

BEE FINANCING TRUST II

BEE FINANCING TRUST III

Preferred Securities

Guaranteed to the extent set forth herein by

Strategic Hotels & Resorts, Inc.

This prospectus contains a general description of the debt and equity securities that we may offer for sale. We may from time to time offer, in one or more series or classes, separately or together, the following:

•	common stock;

•	preferred stock;

•	depository shares;

•	debt securities;

•	warrants;

•	subscription rights;

•	preferred securities of certain trusts wholly owned and guaranteed by Strategic Hotels & Resorts, Inc.; and/or

•	units.

We or each of BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III, which we refer to as the Trusts, will offer our securities in amounts, at prices and on terms to be determined at the time we or they offer those securities. We or each of the Trusts will provide the specific terms of the securities in supplements to this prospectus. We are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to preserve our status as a REIT.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “BEE.” On February 24, 2011, the last reported sale price of our common stock on the New York Stock Exchange was $6.34 per share.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is                    , 2011

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities covered by this prospectus. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

As used in this prospectus, references to “we,” “our,” “us” and the “Company” are to Strategic Hotels & Resorts, Inc. and, except as the context otherwise requires, its consolidated subsidiaries, including Strategic Hotel Funding, L.L.C., our operating partnership, and its consolidated subsidiaries. References to “SH Funding” are to Strategic Hotel Funding, L.L.C. References to the “Trusts” or the “Subsidiary Trusts” are to BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III.

This prospectus contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Fairmont®, Four Seasons®, Hyatt®, InterContinental®, Loews®, Marriott®, Ritz-Carlton® and Westin®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer or underwriter of the securities being offered hereby. In addition, none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus or otherwise disseminated in connection with the offer or sale of the securities offered hereby.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell common stock, preferred stock, debt securities, depositary shares, subscription rights and warrants to purchase debt or equity securities described in this prospectus and the Trusts may sell preferred securities that will be guaranteed by us to the extent described in this prospectus, either separately or in units, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we or the Trusts may offer. Each time we or the Trusts sell securities, we or the Trusts will provide a supplement to this prospectus that will contain specific information about the terms of the securities offered, including the amount, the price and the terms determined at the time of the offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with additional information described under the heading “Where You Can Find More Information.”

STRATEGIC HOTELS & RESORTS, INC.

Strategic Hotels & Resorts, Inc. was incorporated in January 2004 to acquire and asset manage upper-upscale and luxury hotels that are subject to long-term management contracts. The terms upper upscale and luxury are classifications of hotels by brand that are defined by Smith Travel Research, an independent provider of lodging industry statistical data. We went public in an initial public offering in June 2004. Our accounting predecessor, Strategic Hotel Capital, L.L.C. was founded in 1997 by Laurence Geller, our president and chief executive officer, Goldman, Sachs & Co.’s Whitehall Fund and others. We own our properties through our investment in SH Funding and its subsidiaries.

We operate as a self-administered and self-managed real estate investment trust, or REIT, managed by our board of directors and executive officers and conduct our operations through our direct and indirect subsidiaries, including SH Funding. We are the managing member of SH Funding and hold approximately 99% of its membership units as of February 24, 2011.

As of February 24, 2011, we:

•

wholly own or lease 13 hotels, have a 51% interest in affiliates that own two hotels where we asset manage such hotels, and have a 34.3% interest in, and act as asset manager for, a joint venture that owns one hotel;

•	own land held for development including:

•	20.5 acres of oceanfront land adjacent to our Four Seasons Punta Mita Resort, Nayarit, Mexico and 60.0 acres of oceanfront land near the Four Seasons Punta Mita Resort;

•	a 20,000 square-foot parcel of land on the ocean in Santa Monica, California adjacent to our Loews Santa Monica Beach Hotel entitled for development and residential units;

•	10.0 acres of land adjacent to our Fairmont Scottsdale hotel; and

•	a 31% interest in a joint venture with two unaffiliated parties that is developing the fractional ownership program known as the Four Seasons Residence Club Punta Mita.

We do not operate any of our hotels directly; instead we employ internationally known hotel management companies to operate them for us under management contracts or operating leases. Our existing hotels are operating under the widely-recognized upper upscale and luxury brands of Fairmont®, Four Seasons®, Hyatt®, InterContinental®, Loews®, Marriott®, Ritz-Carlton® and Westin®. The Hotel del Coronado is operated by a specialty management company, KSL Resorts.

We seek to maximize asset values and operating results through asset management. Although we have no imperative to grow, we will opportunistically seek to acquire additional properties that meet our disciplined investment criteria.

Our principal executive offices are located at 200 West Madison Street, Suite 1700, Chicago, Illinois 60606-3415 and our telephone number is (312) 658-5000. Our website address is www.strategichotels.com. We are not incorporating the information included, or referred to, on our website into this prospectus, and our website and the information included, or referred to, on our website are not a part of this prospectus.

THE TRUSTS

Each of BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III is a statutory trust formed under Delaware law pursuant to (x) a declaration of trust as may be amended and/or restated from time to time, which we refer to as the Trust Declaration, executed by us, as sponsor, and the Capital Financing Trustees, which we define below, as trustees, and (y) a certificate of trust filed with the Secretary of State of the State of Delaware. Each Trust exists for the exclusive purposes of (i) issuing preferred securities of the Trust, which we refer to as the Preferred Securities, (ii) investing the gross proceeds from the sale of the trust preferred securities and the Common Securities (defined below) in our subordinated debt securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the common securities representing undivided beneficial interests in the assets of a Trust, which we refer to as the Common Securities, will be directly or indirectly owned by us. The Common Securities will rank pari passu, and payments will be made pro rata, with the Preferred Securities, except that, upon an event of default under the applicable Trust Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. We will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to $10,000. We will pay all fees and expenses related to the Trusts and the offering of the Trust Securities, the payment of which will be guaranteed by Strategic Hotels & Resorts, Inc. as described under “Description of the Trust Preferred Securities Guarantees.” The principal place of business of each Trust is c/o Strategic Hotels & Resorts, Inc., 200 West Madison Street, Suite 1700, Chicago, Illinois 60606-3415, Attention: Secretary, (312) 658-5000.

The business and affairs of each Trust will be conducted by the trustees, which we refer to as the Capital Financing Trustees, appointed by us as the direct or indirect holder of all the Common Securities. A majority of the Capital Financing Trustees will be persons who are employees or officers of or who are affiliated with us. One Capital Financing Trustee of each Trust will be a financial institution that is not affiliated with us and has aggregate capital, surplus and undivided profits of not less than $50,000,000, which institution will act as Property Trustee under the applicable Trust Declaration and as an indenture trustee for purposes of the Trust Indenture Act of 1939, or the Trust Indenture Act. In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Capital Financing Trustee of each Trust, which we refer to as the Delaware Trustee, will have a principal place of business or reside in the State of Delaware. The initial Property Trustee of each Trust is Wilmington Trust Company, a Delaware banking corporation, which maintains a principal place of business in Delaware. Except as provided in the Trust Declaration, the holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Financing Trustees of each Trust. The duties and obligations of the Capital Financing Trustees for each Trust will be governed by the applicable Trust Declaration.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors contained in Item 1A. of our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 24, 2011, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities and Exchange Act of 1934, as amended, or the Exchange Act.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, which involve certain risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements are identified by their use of such terms and phrases as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes” and “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except, as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. Some, but not all, of the factors that might cause such a difference include, but are not limited to:

•	the factors referred to in this prospectus under the section titled “Risk Factors”;

•	the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which we invest;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	our ability to dispose of properties in a manner consistent with our investment strategy and liquidity needs;

•

stagnation or further deterioration in economic and market conditions; particularly impacting business and leisure travel spending in the markets where our hotels operate and in which we invest, including luxury and upper-upscale product;

•	availability of capital;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	risks related to natural disasters;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	the failure of closing conditions or contingencies required to be satisfied in certain agreements to which we are a party;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	delays and cost-overruns in construction and development;

•	marketing challenges associated with entering new lines of business or pursuing new business strategies;

•	contagious disease outbreaks, including the H1N1 virus outbreak;

•	general volatility of the capital markets and the market price of our common stock;

•	our failure to maintain our status as a REIT;

•	changes in the competitive environment in our industry and the markets where we invest;

•	changes in real estate and zoning laws or regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITS;

•	litigation, judgments or settlements;

•	changes in generally accepted accounting principles, policies and guidelines; and

•

hostilities, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany, France, England or other countries where we invest.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus after the date hereof, either to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement to:

•	repay any outstanding indebtedness at the time it is due;

•	acquire and develop hotel properties as suitable opportunities arise;

•	invest in future co-investment ventures;

•	make improvements to our hotel properties; and

•	fund general business purposes.

General business purposes may include additions to working capital and capital expenditures.

We may also use a portion of the net proceeds to invest in or acquire businesses that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus, except as set forth in our annual report on Form 10-K for the year ended December 31, 2010.

Pending application of the net proceeds, we intend to invest the proceeds in interest bearing accounts and short-term, interest bearing securities.

CERTAIN RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the periods indicated:

	Year Ended December 31,
	2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges	—	—	—	1.21	1.42
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	—	—	—	0.96	1.07

In the calculation of the above ratios, our “earnings” represented (loss) income before income taxes, minority interests and discontinued operations from our consolidated statements of operations, as adjusted for fixed charges, amortization of capitalized interest, earnings from equity investees and distributed earnings from equity investees.

Our “fixed charges” consisted of interest incurred (whether expensed or capitalized), amortization of deferred financing costs and estimated interest component of rental expense. Earnings were inadequate to cover fixed charges by $273.9 million, $218.2 million and $280.6 million for the years ended December 31, 2010, 2009 and 2008, respectively. Earnings were inadequate to cover combined fixed charges and preferred dividends by $304.8 million, $249.1 million, $311.4 million and $6.0 million for the years ended December 31, 2010, 2009, 2008 and 2007, respectively.

DESCRIPTION OF OUR STOCK

Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our stock and describes certain provisions of our charter, bylaws and the MGCL. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, our charter (including the terms and provisions of the articles supplementary relating to our preferred stock), and our bylaws, copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the MGCL. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 250,000,000 shares of common stock, $0.01 par value per share, and 150,000,000 shares of preferred stock, $0.01 par value per share. As of February 23, 2011, we had issued and outstanding:

•	151,406,057 shares of common stock;

•	4,488,750 shares of 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”);

•	4,600,000 shares of 8.25% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”); and

•

5,750,000 shares of 8.25% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock” and together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”).

As of February 23, 2011, we also had 250,000 shares of Series D Junior Participating Preferred Stock (the “Series D Preferred Stock”) authorized. Our charter provides that our board of directors, without stockholder approval, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of our stock that we are authorized to issue.

Power to Reclassify Stock

Our charter authorizes our board of directors to classify any unissued preferred stock and to reclassify any previously classified but unissued common stock and preferred stock of any series from time to time in one or more classes or series, as authorized by our board of directors. Prior to the issuance of stock of each class or series, our board of directors is required by the MGCL and our charter to set for each such class or series, subject to the provisions of our charter regarding the restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of additional preferred stock with priority over our common stock with respect to distributions and rights upon liquidation and with other terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our stockholders or otherwise might be in their best interest.

Power to Issue Additional Common Stock and Preferred Stock

We believe that the power to issue additional common stock or preferred stock and to classify or reclassify unissued common stock or preferred stock and thereafter to issue the classified or reclassified stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, including the New York Stock Exchange, or the NYSE. Although we have no current intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our stockholders or otherwise be in their best interest. However, please see the discussion of our rights plan below under “—Rights Plan.”

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements of the Code do not apply to the first year for which an election to be a REIT is made.

To assist us in continuing to remain a REIT, our charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock.

Our charter further prohibits (i) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (ii) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from these limits. However, our board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by our board for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the Trust. Our board of directors may require a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel in order to determine or ensure our status as a REIT in circumstances where it has received a request for exemption and is unable to satisfy itself that the ownership limitations will not be violated.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust (the “Trust”) for the exclusive benefit of one or more charitable beneficiaries (“Charitable Beneficiaries”), and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee (the “Trustee”) of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust will be paid by the recipient to the Trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividend or distribution paid to the Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, the Trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the Trust and (ii) to recast the vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Trustee will sell the shares to a person designated by the Trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee and to the Charitable Beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give a value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the Trust and (ii) the price received by the Trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the Trustee upon demand.

In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Trustee has sold the shares.

Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Common Stock

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except for certain limited voting rights of holders of the Preferred Stock and as may be provided with respect to any other subsequently issued class or series of stock, the holders of such common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, generally can elect all of the directors and the holders of the remaining stock are not able to elect any directors. However, in certain circumstances the holders of the Preferred Stock will have the right to elect two additional directors to serve on our board of directors. See “—Preferred Stock—Rights of Holders of the Preferred Stock—Voting Rights” below.

Distributions, Liquidation and Other Rights of Common Stock

All common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for dividends and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities. These rights are subject to the preferential rights of any other class or series of our stock, including the Preferred Stock, and to the provisions of our charter regarding restrictions on transfer of our stock.

Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

Other Matters

The registrar and transfer agent for our common stock is Mellon Investor Services LLC.

Rights Plan

On November 14, 2008, our board of directors adopted a stockholder rights plan, as set forth in a Rights Agreement, dated as of November 14, 2008, between the Company and Mellon Investor Services LLC, as rights agent (the “Rights Plan”). Pursuant to the terms of the Rights Plan, we declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of our common stock. The dividend was payable on November 28, 2008 to the stockholders of record as of the close of business on November 28, 2008.

The Rights currently trade with, and are inseparable from, shares of our common stock and the registered holders of our shares of common stock are the registered holders of the Rights associated with such shares. The Rights are currently evidenced only by the certificates, if any, that represent such shares of common stock. New Rights will accompany any new shares of common stock we issue after November 28, 2008 until the earlier of the Distribution Date (as defined below), the redemption or exchange of the Rights or the final expiration of the Rights Plan, each as described below.

Each Right allows its holder to purchase from us one one-thousandth of a share of Series D Preferred Stock for $20.00, once the Rights become exercisable. This portion of a share of Series D Preferred Stock gives the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

The Rights will not be exercisable until the earlier of the following (the “Distribution Date”):

•

the close of business on the tenth day after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of our outstanding common stock; or

•

the close of business on the tenth business day (or a later date determined by our board of directors) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

After the Distribution Date, the Rights will separate from the common stock and will be evidenced solely by Rights certificates that the rights agent will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person or any associate or affiliate thereof will be void and may not be exercised.

If a person or group becomes an Acquiring Person, each Right will generally entitle the holder, except the Acquiring Person or any associate or affiliate thereof, to acquire, for the exercise price of $20.00 per Right (subject to adjustment as provided in the Rights Plan), shares of our common stock (or, in certain circumstances, shares of Series D Preferred Stock) having a market value equal to twice the Right’s then-current exercise price. In addition, if, after a person or group becomes an Acquiring Person, we are acquired in a merger or similar transaction, or sell a majority of our assets, in each case, after the Distribution Date, each Right will generally entitle the holder, except the Acquiring Person or any associate or affiliate thereof, to acquire, for the exercise price of $20.00 per Right (subject to adjustment as provided in the Rights Plan), shares of the acquiring company having a market value equal to twice the Right’s then-current exercise price.

Each one one-thousandth of a share of Series D Preferred Stock, if issued:

•	will not be redeemable;

•

will entitle holders to quarterly dividend payments of $.001 per one one-thousandth of a share of Series D Preferred Stock or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•

will entitle holders upon liquidation either to receive $1 per one one-thousandth of a share of Series D Preferred Stock or an amount equal to the payment made on one share of common stock, whichever is greater;

•	will have the same voting power as one share of common stock; and

•	will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of our common stock are exchanged via merger, consolidation, or a similar transaction.

The value of one one-thousandth of a share of Series D Preferred Stock will generally approximate the value of one share of common stock.

On November 24, 2009, we extended the Rights Plan through November 30, 2012.

The Rights will expire on November 30, 2012, unless previously redeemed, or such later date as determined by our board of directors.

Our board of directors may cause the Rights to be redeemed for $.001 per Right at any time prior to the close of business on the tenth business day (or a later date determined by the Board) after any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our board of directors may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person and its associates and affiliates.

Our board of directors may adjust the purchase price of the shares of Series D Preferred Stock, the number of shares of Series D Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the shares of Series D Preferred Stock or common stock.

The terms of the Rights Plan may be amended by our board of directors without the consent of the holders of the Rights; however, after a person or group becomes an Acquiring Person, our board of directors may not amend the Rights Plan in a way that adversely affects holders of the Rights.

Preferred Stock

General

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to issue, from the authorized but unissued shares of stock, shares of preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each series, and any other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees.

Future Preferred Stock

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and stated value of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

•	a discussion of U.S. Federal income tax considerations applicable to shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•

any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the series, in each case as may be appropriate to preserve our status as a REIT under the Code.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Rights of the Holders of our Currently Outstanding Preferred Stock

As of February 24, 2011, we had 4,448,750 shares of the Series A Preferred Stock, 4,600,000 shares of the Series B Preferred Stock and 5,750,000 shares of the Series C Preferred Stock issued and outstanding. In February 2009, our board of directors elected to suspend the quarterly dividend beginning with the first quarter of 2009 to holders of shares of the Preferred Stock. Pursuant to the articles supplementary governing the Preferred Stock, if we do not pay quarterly dividends on the Preferred Stock for six quarters, whether or not consecutive, the size of our board of directors will be increased by two and the holders of the Preferred Stock will have the right to elect two additional directors to our board. As of December 30, 2010, we did not pay quarterly dividends for eight quarters. We can provide no assurance as to when we will resume paying dividends on the Preferred Stock, if ever. See “—Voting Rights.”

General

The holders of the Preferred Stock have no preemptive rights with respect to any of our stock or any securities convertible into or carrying rights or options to purchase any such stock. The Preferred Stock is not subject to any sinking fund or other obligation of us to redeem or retire the Preferred Stock. Unless otherwise redeemed by us, the Preferred Stock have a perpetual term with no maturity. Holders of the Preferred Stock are not entitled to statutory appraisal rights.

The transfer agent, registrant and dividend disbursing agent for the Preferred Stock is Mellon Investor Services LLC.

Ranking

Each series of our Preferred Stock ranks (i) senior to our common stock and any other junior shares that we may issue in the future; (ii) on parity with the other series of the Preferred Stock and any shares of parity stock that we may issue in the future; (iii) junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to such Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Preferred Stock and all other similarly situated series of parity preferred stock, voting together); and (iv) junior to all our indebtedness.

Dividends

Holders of the Series A Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.50% per annum of the $25.00 per share liquidation preference, equivalent to $2.125 per annum per share. Holders of the Series B Preferred Stock and the Series C Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.25% per annum of the $25.00 per share liquidation preference, equivalent to $2.0625 per annum per share. However, if, following a “change of control” (as defined below), the Series B Preferred Stock and/or Series C Preferred Stock are/is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, holders of such Series B Preferred Stock and/or Series C Preferred Stock, as applicable, will be entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends from, but excluding, the first date on which both the change of control has occurred and such Series B Preferred Stock and/or Series C Preferred Stock are/is not so listed or quoted at the increased rate of 9.25% per annum of the $25.00 liquidation preference, equivalent to $2.3125 per annum per share for as long as the Series B Preferred Stock and/or Series C Preferred Stock are/is not so listed or quoted.

Dividends on the Preferred Stock accrue and are cumulative from the date of original issue and are payable quarterly in arrears on or about the last calendar day of each March, June, September and December. Dividends payable on the shares of Preferred Stock for any partial dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are paid to holders of record as they appear in our stock records at the close of business on the applicable record date, which is the last day of the calendar month that immediately precedes the calendar month in which the applicable dividend payment date falls, or such other date as designated by our board of directors or an officer of our company duly authorized by our board of directors for the payment of dividends that is not more than 50 days (or 30 days in the case of the Series B Preferred Stock or the Series C Preferred Stock) nor less than 10 days prior to the dividend payment date.

We will not declare or pay or set aside for payment any dividend on the shares of Preferred Stock if the terms of any of our agreements, including agreements relating to our indebtedness for borrowed money, prohibit that declaration, payment or setting aside of funds or provide that the declaration, payment or setting aside of funds is a breach of or a default under that agreement, or if the declaration, payment or setting aside of funds is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the shares of Preferred Stock accrue regardless of whether: (i) we have earnings; (ii) there are funds legally available for the payment of such dividends; or (iii) such dividends are authorized by our board of directors. In addition, the terms of the Series B Preferred Stock and the Series C Preferred Stock specifically provide that dividends on these shares accrue regardless of whether our agreements, including our credit facilities, at any time, prohibit the current payment of dividends. Accrued but unpaid distributions on the shares of the Preferred Stock will not bear interest, and holders of the shares of Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions as described above. Any dividend payment made on shares of the Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the applicable shares of the Preferred Stock which remains payable.

We will not declare or pay any dividends, or set aside any funds for the payment of dividends, on shares of common stock or other shares that rank junior to the shares of Preferred Stock, or redeem, purchase or otherwise acquire shares of common stock or other junior or parity shares, unless we also have declared and either paid or set aside for payment the full cumulative dividends on the shares of Preferred Stock and all shares that rank on parity with the shares of Preferred Stock for all past dividend periods and the current dividend period, except by conversion into or exchange for other of our stock ranking junior to the Preferred Stock as to dividends and upon liquidation. This restriction will not limit our redemption or other acquisition of shares to ensure our status as a REIT.

If we do not declare and either pay or set aside for payment the full cumulative dividends on the shares of Preferred Stock and all shares that rank on parity with the shares of Preferred Stock, the amount which we have declared will be allocated pro rata to the shares of Preferred Stock and to each parity series of shares so that the amount declared for each share of Preferred Stock and for each share of each parity series is proportionate to the accrued and unpaid distributions on those shares.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion of the dividends (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes of shares, then the portion of such designated amount that shall be allocable to the holders of shares of the Preferred Stock shall be the amount of the total dividends (as determined for U.S. federal income tax purposes) paid or made available to the holders of shares of Preferred Stock for the year bears to the total dividends paid or made available for the year to holders of shares of all classes of our stock.

A “change of control” (as applicable to the Series B Preferred Stock and the Series C Preferred Stock) shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of our company; (ii) the date we sell, transfer or otherwise dispose of all or substantially all of our assets; or (iii) the date of the consummation of a merger or share exchange of our company with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of our board of directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting stock” shall mean stock of any class or kind having the power to vote generally for the election of directors.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any dividend or payment shall be made to the holders of any common stock or any other class or series of our stock ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of Preferred Stock shall be entitled to receive out of our assets legally available for distribution to stockholders, liquidating dividends in the amount of the liquidation preference, or $25.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon. After payment of the full amount of the liquidating dividends to which they are entitled, the holders of Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating dividends on all outstanding Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating dividends to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of us.

Redemption

Redemption – General

The Series A Preferred Stock and the Series B Preferred Stock are currently redeemable. We may not redeem the Series C Preferred Stock prior to May 17, 2011, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT, or, at any time the Series C Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on the NASDAQ following a “change of control.” For further information regarding these exceptions, see the section entitled “—Special Optional Redemption for the Series C Preferred Stock” in this prospectus and the section entitled “Description of our Stock—General—Restrictions on Ownership and Transfer” contained in this prospectus. Currently, with respect to the Series A Preferred Stock and Series B Preferred Stock, and on or after May 17, 2011 with respect to the Series C Preferred Stock, we, at our option upon not less than 30 nor more than 60 days’ written notice, may redeem the applicable series of Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. If fewer than all of the outstanding shares of the applicable series of Preferred Stock are being redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares), by lot or by any other method determined by us to be equitable.

Unless full cumulative dividends on all of the Preferred Stock and all stock ranking on parity with the Preferred Stock with respect to the payment of dividends and amounts upon liquidation, dissolution and winding up (referred to as parity shares) shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, neither the Preferred Stock nor shares of parity stock shall be redeemed unless all of the outstanding Preferred Stock and shares of parity stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of the Preferred Stock or shares of parity stock pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding Preferred Stock and shares of parity stock. Furthermore, unless full cumulative dividends on all of the outstanding Preferred Stock and shares of parity stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any of the Preferred Stock or shares of parity stock (except by conversion into or exchange for our stock ranking junior to the Preferred Stock and shares of parity stock as to dividends and upon liquidation).

The Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, the Preferred Stock may also be subject to redemption as described in the section “Description of our Stock—General—Restrictions on Ownership and Transfer” contained in this prospectus. Any such redemption would apply only to shares held, directly or indirectly, by those stockholders with concentrated share ownership that would violate the ownership limit provision. In addition, the number of shares subject to such a redemption would be limited to that number of concentrated shares sufficient in the opinion of our board of directors to maintain or bring the ownership of shares into conformity with the ownership limit provision. See “Description of our Stock—General—Restrictions on Ownership and Transfer” contained in this prospectus.

Special Optional Redemption for the Series C Preferred Stock

If at any time following a “change of control” (as defined under “—Dividends”), the Series C Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, we will have the option to redeem the Series C Preferred Stock in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series C Preferred Stock is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared), to the redemption date.

From and after the redemption date (unless we default in payment of the redemption price), all dividends will cease to accumulate on the Series C Preferred Stock, such shares shall no longer be deemed to be outstanding and all of rights of the holder of such shares will terminate with respect to such shares, except the right to receive the redemption price and all accrued and unpaid dividends up to the redemption date.

Voting Rights

Except as indicated below, the holders of the Preferred Stock have no voting rights.

If and when six quarterly dividends (whether or not consecutive) payable on the Preferred Stock or any shares of parity stock are in arrears (which, for any quarterly dividend, means that such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the board of directors will be increased by two, and the holders of the Preferred Stock, voting together as a class with the holders of any other series of parity stock (any such other series, being “voting preferred stock”), will have the right to elect two additional directors to serve on our board of directors at any annual meeting of stockholders, or special meeting held in place thereof, or a special meeting of the holders of the Preferred Stock and such voting preferred stock called at the request of any holder of record of the Preferred Stock or by a holder of such voting preferred stock having such rights and at each subsequent annual meeting of stockholders until all such dividends and all dividends for the current quarterly period on the Preferred Stock and such other voting preferred stock have been paid or declared and paid or set aside for payment. The term of office of all directors so elected will terminate with the termination of such voting rights and the number of the board of directors shall be reduced accordingly. In February 2009, our board of directors elected to suspend the quarterly dividend beginning with the first quarter of 2009 to holders of the Preferred Stock. As of December 30, 2010, we did not pay quarterly dividends for eight quarters. We can provide no assurance as to when we will resume paying dividends on the Preferred Stock, if ever.

The approval of two-thirds of the outstanding shares of Preferred Stock and all other series of voting preferred stock similarly affected, voting as a single class, is required in order to (i) amend our charter to affect materially and adversely the voting powers, rights or preferences of the holders of the Preferred Stock or the voting preferred stock, (ii) enter into a share exchange that affects the Preferred Stock, consolidate with or merge into another entity or permit another entity to consolidate with or merge into us, unless in each such case each share of the Preferred Stock remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms or conditions of redemption thereof identical to that of such share of the Preferred Stock (except for changes that do not materially and adversely affect the Preferred Stock) or (iii) authorize, create or increase the authorized amount of any class of stock having rights senior to the Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, we may create additional classes of parity shares and shares ranking junior to the Preferred Stock as to dividends or upon liquidation (each, referred to as “junior shares”), increase the authorized number of shares of the Preferred Stock, parity shares and junior shares and issue additional shares of the Preferred Stock, series of parity shares and junior shares without the consent of any holder of the Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Preferred Stock have been redeemed in accordance with their terms or called for redemption in accordance with their terms and sufficient funds shall have been deposited in trust to effect such redemption.

Except as provided above, the holders of the Preferred Stock are not entitled to vote on any merger or consolidation involving us or a sale of all or substantially all of our assets or any amendment to our charter.

Conversion

The Preferred Stock is not convertible into or exchangeable for any of our other property or securities.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of amendments by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides, except with respect to amendments to the provisions of our charter regarding restrictions on the transfer and ownership of our stock and certain provisions relating to our board of directors, for approval of amendments to our charter by a majority of the votes entitled to be cast on the matter. The board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held at a date and time as determined by our board. Special meetings of stockholders may be called only by our board of directors, our Chairman, our President or our Chief Executive Officer and must be called by our Secretary upon the written request of the holders of a majority of the shares of our common stock entitled to vote at a meeting. Only matters set forth in the notice of a special meeting may be considered and acted upon at such a meeting. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting of stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

Board of Directors

Our board of directors consists of nine directors and may be increased or decreased by our board to a number of directors not less than the minimum number required by the MGCL, which is one, nor more than 15.

Directors are elected by a plurality of the votes cast at each annual meeting of stockholders to serve until the next annual meeting and until their successors are elected and qualify. Except as otherwise set forth herein, any vacancy will be filled, including any vacancy created by an increase in the number of directors, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. See “—Preferred Stock—Rights of Holders of the Preferred Stock—Voting Rights” above.

Removal of Directors

Our charter provides that a director may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of the votes entitled to be cast. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or sell all or substantially all of its assets without a vote of the corporation’s stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock; or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has not granted any current exemptions to these provisions.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With certain exceptions, the MGCL provides that “control shares” of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or by our employees who are also our directors. Control shares are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares in question. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting any and all acquisitions of our stock from the control share provisions of Maryland law. Nothing prevents our board from amending or repealing this provision in the future, except with respect to certain former stockholders, who will not be subject to the operation of the control shares provision of the MGCL without their prior consent in the event that our board amends or repeals this provision in the future.

Maryland Unsolicited Takeovers Act

The MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the full remainder of the term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board the exclusive power to fix the number of directorships and (c) require, unless called by our Chairman, our President, our Chief Executive Officer, or our board, the request of holders of a majority of outstanding shares to call a special meeting. We have also elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, member or director, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, member or director and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

REIT Status

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election if it determines that it is no longer in our best interest to continue to qualify as a REIT. If our board of directors so determines, the restrictions in the section above entitled “Description of our Stock—General—Restrictions on Ownership and Transfer” will no longer apply.

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such debt securities. For more information, please refer to the provisions of the deposit agreement we will enter into with a depositary to be selected, and our charter, including the form of articles supplementary for the applicable series of preferred stock.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among the Company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our qualification as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our qualification as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of the Company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us that are received by the depositary as the holder of preferred stock.

Neither the depositary nor the Company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The Company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from the Company.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

U.S. Federal Income Tax Consequences

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock to an exchanging owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF DEBT SECURITIES

The following description contains general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information, please refer to the senior indenture we will enter into with a trustee to be selected, relating to the issuance of the senior notes, and the subordinated indenture we will enter into with a trustee to be selected, relating to issuance of the subordinated notes. Forms of these documents are filed as exhibits to the registration statement, which includes this prospectus.

As used in this prospectus, the term indentures refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under and governed by the Trust Indenture Act. As used in this prospectus, the term trustee refers to either the senior trustee or the subordinated trustee, as applicable.

The following are summaries of material provisions anticipated to be included in the senior indenture and the subordinated indenture. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

General

Each prospectus supplement will describe the following terms relating to a series of notes:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not such series of notes will be issued in global form, the terms and who the depository will be;

•	the maturity date(s);

•

the annual interest rate(s), which may be fixed or variable, or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

•	the place(s) where payments shall be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•

the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any sinking fund, mandatory redemption or otherwise, to redeem, or at the holder’s option to purchase, such series of notes and other related terms and provisions;

•	the denominations in which such series of notes will be issued, if in other than denominations of $1,000 and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions;

•	the currency or currency units of payment of the principal of, premium, if any, and interest on the notes;

•	the terms pursuant to which such notes are subject to defeasance;

•	the terms and conditions, if any, pursuant to which such notes are secured; and

•	any other terms, which terms shall not be inconsistent with the indentures.

The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero-coupon note, which:

•	is issued at a price lower than the amount payable upon its stated maturity and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

United States federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

The terms, if any, on which a series of notes may be convertible into or exchangeable for our common stock, preferred stock or other securities will be described in the prospectus supplement relating to that series of notes. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock, preferred stock or other securities to be received by the holders of the series of notes would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to consolidate with or merge into any other person or company, in either case where the Company is not the survivor of such transaction, or sell or convey all or substantially all of its property to any other person. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person or company with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of notes issued:

•	failure to pay the principal, or premium, if any, when due;

•	failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;

•

failure to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and such failure continues for 90 days after we receive written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable prospectus supplement.

If an event of default with respect to notes of any series occurs and is continuing, other than an event of default specified in the fourth bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. The trustee may withhold notice to the holders of notes of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the notes of such series.

Any such waiver shall cure such default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

•

the trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•	to fix any ambiguity, defect or inconsistency in such indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we can make the following changes only with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of such series of notes;

•	changing any of our obligations to pay additional amounts;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes;

•	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

•	changing currency in which any note or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any note;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes;

•	if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;

•

reducing the percentage in principal amount of outstanding notes of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reducing the requirements contained in the applicable indenture for quorum or voting;

•	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modifying any of the above provisions.

Form, Exchange, and Transfer

The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to such series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed, duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, we will not require a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

The security registrar and any transfer agent initially designated by us for any notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If the notes of any series are to be redeemed, we will not be required to:

•

issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically described in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes or one or more predecessor securities are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in Wilmington, Delaware will be designated as our sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by us for the notes of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the notes of a particular series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security may then look only to us for payment.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.

A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any listing of warrants on any securities exchange;

•	if appropriate, a discussion of federal income tax consequences; and

•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the amount of our equity or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the common stock, preferred stock, debt securities, depositary shares, warrants or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a general description of the terms of the trust preferred securities we may issue from time to time. Particular terms of any trust preferred securities we offer will be described in the prospectus supplement relating to such trust preferred securities.

Each of the Trusts was formed pursuant to the execution of a declaration of trust and the filing of a certificate of trust of such Trust with the Delaware Secretary of State. The declaration of trust of each Trust will be amended and restated prior to the issuance by such Trust of the trust preferred securities to include the terms referenced in this prospectus and in the applicable prospectus supplement. The original declaration of trust of each Trust and the form of the amended and restated declaration of trust of each Trust are filed as exhibits to the registration statement of which this prospectus forms a part.

Each of the Trusts may issue only one series of trust preferred securities. The declaration of trust for each Trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration or made part of the declaration by the Trust Indenture Act, and which will mirror the terms of the subordinated debt securities held by the Trust and described in the applicable prospectus supplement. The following summary does not purport to be complete and is subject in all respects to the provisions of the applicable declaration and the Trust Indenture Act.

Reference is made to the prospectus supplement relating to the preferred securities of any Trust for specific terms, including:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the Trust;

•

the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the Trust and the date or dates upon which distributions are payable; provided, however, that distributions on the trust preferred securities are payable on a quarterly basis to holders of the trust preferred securities as of a record date in each quarter during which the trust preferred securities are outstanding except as provided in the Trust Declaration;

•

whether distributions on trust preferred securities issued by the Trust are cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates from which distributions will be cumulative;

•	the amount that shall be paid out of the assets of the Trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust;

•

the obligation or the option, if any, of a Trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms upon which, trust preferred securities issued by the Trust may be purchased or redeemed;

•

the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more Trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

•	the terms and conditions, if any, upon which the subordinated debt securities may be distributed to holders of trust preferred securities;

•

whether the trust preferred securities will be convertible or exchangeable into other securities, and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	if applicable, any securities exchange upon which the trust preferred securities shall be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust not inconsistent with its declaration or with applicable law.

We will guarantee all trust preferred securities offered hereby to the extent set forth below under “Description of the Trust Preferred Securities Guarantees.” Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each Trust will issue one series of common securities having the terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in its declaration. The terms of the common securities will be substantially identical to the terms of the trust preferred securities issued by the Trust and the common securities will rank equal with, and payments will be made thereon pro rata with, the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will carry the right to vote to appoint, remove or replace any of the trustees of a Trust. Directly or indirectly, we will own all of the common securities of each Trust.

Distributions

Distributions on the trust preferred securities will be made on the dates payable to the extent that the applicable Trust has funds legally available for the payment of distributions in the Trust’s property account. The Trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the subordinated debt securities issued to the Trust in connection with the issuance of the trust preferred securities. We will guarantee the payment of distributions out of monies held by the Trust to the extent set forth under “Description of the Trust Preferred Securities Guarantees” below.

Deferral of Distributions

With respect to any subordinated debt securities issued to a Trust, we will have the right under the terms of the subordinated debt securities to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. As a consequence of our extension of the interest payment period on subordinated debt securities held by a Trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The Trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the Trust on the record date next following the termination of the deferral period. The terms of any subordinated debt securities issued to a Trust, including the right to defer payments of interest, will be described in the applicable prospectus supplement.

Distribution of Subordinated Debt Securities

We will have the right at any time to dissolve a Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause the distribution of subordinated debt securities issued to the Trust to the holders of the trust preferred securities in exchange for the trust preferred securities. The right to dissolve the trust and distribute the subordinated debt securities will be conditioned on our receipt of an opinion rendered by tax counsel that the distribution would not be taxable for United States federal income tax purposes to the holders.

Enforcement of Certain Rights by Holders of Preferred Securities

If, upon the occurrence of an event of default with respect to the subordinated debt securities issued to a Trust (a “Note Event of Default”) the trustee under the indenture relating to the subordinated debt securities (the “Note Trustee”) or the holders on not less than 25% in principal amount of the outstanding subordinated debt securities fail to declare the principal of all the subordinated debt securities to be immediately due and payable, the property trustee under the applicable Trust or the holders of at least 25% in liquidation amount of the trust preferred securities shall have the right to declare the principal of all subordinated debt securities to be due and payable. Any declaration of acceleration with respect to the subordinated debt securities may be rescinded under certain conditions, including the condition that we have paid all amounts due (other than as a result of the acceleration of the principal amount of the notes) under the subordinated debt securities.

In addition, the holders of a majority in liquidation amount of the trust preferred securities of such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any Trust or power conferred upon the property trustee to exercise the remedies available to it as a holder of the subordinated debt securities. To the fullest extent permitted by law, a holder of trust preferred securities of such Trust may institute a legal proceeding directly against us to enforce such holder’s right to payment as provided in the applicable declaration of trust and subordinated debt securities held by the applicable Trust without first instituting any legal proceeding against the property trustee or any other person or entity.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of information concerning the preferred securities guarantees that we will execute and deliver for the benefit of the holders of trust preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The preferred guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of preferred securities guarantee which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

General

Pursuant to each preferred securities guarantee, we will agree to pay in full, to the holders of the trust preferred securities issued by a Trust, the guarantee payments, except to the extent paid by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments, without duplication, with respect to trust preferred securities, to the extent not paid by the Trust, will be subject to the preferred securities guarantee:

•

any accumulated and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the Trust shall have funds legally and immediately available for those distributions;

•

the redemption price set forth in the applicable prospectus supplement to the extent the Trust has funds legally and immediately available therefor with respect to any trust preferred securities called for redemption by the Trust; and

•

upon a voluntary or involuntary dissolution, winding-up, liquidation or termination of the Trust, other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities, the lesser of (x) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Trust has funds legally and immediately available and (y) the amount of assets of the Trust remaining available for distribution to holders of the trust preferred securities in liquidation of the Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable Trust to pay the amounts to the holders.

Each preferred securities guarantee will not apply to any payment of distributions on the trust preferred securities except to the extent the Trust shall have funds available therefor. If we do not make interest payments on the subordinated debt securities purchased by a Trust, the Trust will not pay distributions on the trust preferred securities issued by the Trust and will not have funds available therefor. The preferred securities guarantee, when taken together with our obligations under the subordinated debt securities, the indenture and the declaration, including our obligations to pay costs, expenses, debts and liabilities of the Trust other than with respect to the trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

Certain Covenants of Strategic Hotels & Resorts, Inc.

In each preferred securities guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the preferred securities guarantee or the declaration of the trust, then, unless otherwise set forth in an applicable prospectus supplement we shall not:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our stock;

•

make any payment of principal, interest, or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) that rank in all respects pari passu with or junior to the trust preferred securities; or

•	make any guarantee payments that rank in all respects pari passu with or junior to our guarantee of the trust preferred securities.

However, in such circumstances we may:

•

declare and pay any dividends in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid; or

•	purchase fractional interests in shares of our stock pursuant to the conversion or exchange provisions of the stock or the security being converted or exchanged.

Modification of the Preferred Securities Guarantees; Assignment

Each preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable Trust except with respect to any changes which do not adversely affect in any material respect the rights of holders of trust preferred securities, in which case no vote will be required. All guarantees and agreements contained in a preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities of the applicable Trust then outstanding.

Termination

Each preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust upon:

•	full payment of the redemption price of all trust preferred securities of the Trust;

•	distribution of the subordinated debt securities held by the Trust to the holders of the trust preferred securities of the Trust in exchange for all of the trust preferred securities; or

•	full payment of the amounts payable in accordance with the declaration of the trust upon liquidation of the Trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable Trust must restore payment of any sums paid under the trust preferred securities or the preferred securities guarantee.

Events of Default

An event of default under a preferred securities guarantee will occur upon (i) our failure to perform any of our payment obligations under the preferred securities guarantee or (ii) our default in any other obligation under the preferred securities guarantee that remains unremedied for 30 days.

The holders of a majority in liquidation amount of the trust preferred securities relating to such preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred guarantee trustee in respect of the guarantee or to direct the exercise of any Trust or power conferred upon the preferred guarantee trustee under such trust preferred securities. Any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against us to enforce the preferred guarantee trustee’s rights under such guarantee, without first instituting a legal proceeding against the relevant subsidiary trust, the guarantee trustee or any other person or entity. Notwithstanding the preceding discussion, if we fail to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against such Trust or any other person or entity before proceeding directly against us.

Status of the Preferred Securities Guarantees

Unless otherwise indicated in an applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of Strategic Hotels & Resorts, Inc. and will rank:

•

subordinate and junior in right of payment and upon liquidation to all Senior and Subordinated Debt (as defined in junior subordinated indenture (the “Junior Subordinated Indenture”) pursuant to which the subordinated debt securities are issued) of Strategic Hotels & Resorts, Inc.; and

•	pari passu with our obligations under:

•

any similar preferred security guarantee agreements issued by us on behalf of the holders of preferred or capital securities issued by any statutory trust, the assets of which consist of debt securities that are pari passu with the subordinated debt securities issued to a Trust;

•	the subordinated debt securities and the Junior Subordinated Indenture; and

•

any other security, guarantee or other agreement or obligation that is expressly stated to rank pari passu with our guarantee of the trust preferred securities or with any obligation that ranks pari passu with our obligations to guarantee the trust preferred securities.

The terms of the trust preferred securities provide that each holder agrees to the subordination provisions and other terms of the preferred securities guarantee.

The preferred securities guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

The preferred guarantee trustee, before the occurrence of a default with respect to a preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material United States federal income tax considerations associated with our decision to elect to be taxed as a REIT and with the ownership of our common stock. The following discussion is not exhaustive of all possible tax considerations that may be relevant to the REIT election or with the ownership of our common stock. Moreover, the discussion contained herein does not address all aspects of taxation that may be relevant to you in light of your personal tax circumstances, including, for example, certain types of stockholders subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations, except to the extent discussed under the caption “—Taxation of Taxable U.S. Stockholders—Taxation of Tax-Exempt Stockholders”; financial institutions, broker-dealers, and foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed under the caption “—Taxation of Non-U.S. Stockholders.”

The statements in this discussion are based upon, and qualified in their entirety by, current provisions of the Internal Revenue Code, existing, temporary, and currently-proposed, Treasury Regulations promulgated under the Internal Revenue Code, existing administrative rulings and practices of the Internal Revenue Service and judicial decisions. We cannot give you any assurances that future legislative, administrative or judicial actions or decisions, which may be retroactive in effect, will not affect the accuracy of any of the statements contained herein.

You are urged to consult your own tax advisor regarding the specific tax consequences to you of the ownership and sale of stock in an entity electing to be taxed as a real estate investment trust, including the federal, state, local, foreign and other tax consequences of such ownership and sale, as well as potential changes in the applicable tax laws. This summary is based on the facts and applicable law as of the date hereof.

General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, or the Code, commencing with our taxable year ended December 31, 2004. We believe we were organized and have operated in a manner that allows us to qualify and remain qualified for taxation as a REIT under the Code. We intend to continue to operate in this manner. However, our continued qualification and taxation as a REIT depends on our ability to continue to meet, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be reviewed by counsel. No assurances can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See “—Requirements for Qualification as a REIT—Income Tests—Failure to Qualify.”

The sections of the Code that relate to the qualification and operation as a REIT are highly technical and complex. The following describes the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT. Paul, Hastings, Janofsky & Walker LLP has rendered an opinion to us, dated as of the date hereof, to the effect that, commencing with our taxable year ended December 31, 2004, we have qualified to be taxed as a REIT and that our current and proposed methods of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Paul, Hastings, Janofsky & Walker LLP’s opinion is filed as an exhibit to this registration statement. Paul, Hastings, Janofsky & Walker LLP will have no obligation to update its opinion subsequent to the date of the opinion.

It must be emphasized that an opinion of counsel is expressed as of the date given, is based on various assumptions, representations and covenants relating to our organization and operation, and is conditioned on representations and covenants made by our management regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, neither Paul, Hastings, Janofsky & Walker LLP nor we can assure you we will so qualify for any particular year. Paul, Hastings, Janofsky & Walker LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed in Paul, Hastings, Janofsky & Walker LLP’s opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and the IRS could challenge the conclusions in those opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels and diversity of stock ownership, various qualification requirements imposed on REITs by the Code. Compliance with these requirements has not been and will not be reviewed by Paul, Hastings, Janofsky & Walker LLP, although our status as a REIT at the date of Paul, Hastings, Janofsky & Walker LLP’s opinion depends, in part, on our continued compliance with these requirements. Further, some of these requirements depend on the fair market values of assets directly or indirectly owned by us. These values may not be susceptible to a precise determination. Accordingly, neither Paul, Hastings, Janofsky & Walker LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements. See “—Requirements for Qualification as a REIT—Income Tests—Failure to Qualify.”

Taxation of a REIT

If we qualify for taxation as a REIT, generally we will not be subject to federal or state corporate income taxes on net income currently distributed to stockholders. The benefit of this tax treatment is that it substantially eliminates the “double taxation” resulting from the taxation at both the corporate and stockholder levels that generally results from operating a business through a corporation. Accordingly, income generated by us generally will be subject to taxation solely at the stockholder level upon distribution. We will, however, be required to pay certain federal income taxes, including in the following circumstances:

•

We will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which such income is earned.

•	We will be subject to the “alternative minimum tax” on our undistributed items of tax preference.

•

We will be subject to a 100% tax on net income from certain sales or other dispositions of property that we are determined to have held primarily for sale to customers in the ordinary course of business other than foreclosure property (known as “prohibited transactions”).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualify as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by a fraction intended to reflect our profitability.

•

If we have net income from the sale or other disposition of “foreclosure property,” which is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

•

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (i) the fair market value of the asset over (ii) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation generally refers to a corporation required to pay full corporate level tax on its net taxable income. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire an asset from the C corporation.

•

If we fail to distribute during the calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for such year, (ii) 95% of our real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a nondeductible 4% excise tax on the excess of such required distribution over the amount actually distributed to stockholders.

•	We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below.

•	We may be subject to a 100% excise tax on transactions with our taxable REIT subsidiaries not conducted on an arm’s-length basis.

•	If we do not comply with certain REIT qualification provisions but discover such noncompliance, we may elect to pay a penalty tax of $50,000 in order to ensure preservation of REIT status.

•

We will generally be subject to tax on the portion of any “excess inclusion” income derived from an investment in residual interests in real estate mortgage investment conduits or certain other securitization vehicles to the extent our stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

Requirements for Qualification as a REIT

Introduction

In order to qualify as a REIT for federal income tax purposes, we must elect to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, sources of our income, the nature of our assets, the amount of our distributions, and the ownership of our stock.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates of beneficial ownership to its owners;

(3)	that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

(4)	that is not a financial institution or an insurance company under the Internal Revenue Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	in which not more than 50% in value of the outstanding stock is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include some entities, during the last half of each year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets, and the amount and timing of its distributions.

The Internal Revenue Code provides that conditions (1) to (4) above must be met during the entire year and that condition (5) above must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above do not apply to the first taxable year for which an election is made to be taxed as a REIT.

Our charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described above under the caption “Description of our Stock—General—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT may terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to determine the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT for federal income tax purposes. All assets, liabilities and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities and items of income, deduction and credit of the parent REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a REIT and for which no election has been made to treat it as a “taxable REIT subsidiary” as discussed below. Thus, in applying the requirements described in this section, any qualified REIT subsidiary that we may own in the future will be ignored for federal tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

A REIT will be deemed to own its proportionate share (based upon its share of the capital of the partnership) of the assets of a partnership in which it is a partner and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and income of the partnership attributed to a REIT shall retain their same character as in the hands of the partnership for purposes of determining whether the REIT satisfied the income and asset tests described below.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be REIT qualifying income, as described below, if earned directly by the parent REIT. Both the subsidiary and the real estate investment trust must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Overall, not more than 25% of the value of the REIT’s assets at the close of each quarter may consist of securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at regular corporate rates on any net taxable income that it earns. There is a 100% excise tax imposed on transactions involving a taxable REIT subsidiary and its parent real estate investment trust that are not conducted on an arm’s-length basis. Our hotel and resort properties are leased to taxable REIT subsidiaries that pay us rent and generally contract with managers to run such hotels and resorts. We believe that the rent and other lease terms with our taxable REIT subsidiaries are at arm’s length.

Our domestic taxable REIT subsidiaries will pay federal and state corporate income tax on their taxable income and their after-tax net income will be available for reinvestment and for distribution to us as their parent.

Income Tests

General

A REIT must satisfy annually two tests regarding the sources of its gross income in order to maintain its real estate investment trust status. First, at least 75% of a REIT’s gross income, excluding gross income from certain “dealer” sales, for each taxable year generally must consist of defined types of income that the REIT derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. We refer to this test as the 75% gross income test. Qualifying income for purposes of the 75% gross income test generally includes:

•	interest from debt secured by mortgages on real property or on interests in real property;

•	“rents from real property” (as defined below);

•	dividends or other distributions on, and gain from the sale of, shares in other real estate investment trusts;

•	gain from the sale or other disposition of real property other than property held for sale to customers in the ordinary course of business; and

•

amounts, other than amounts the determination of which depends in whole or in part on the income or profits of any person, received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property.

Second, at least 95% of the REIT’s gross income, excluding gross income from certain “dealer” sales, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest and gain from the sale or disposition of stock or securities. We refer to this test as the 95% gross income test.

For these purposes, the term “interest” generally does not include any interest of which the amount received depends, directly or indirectly, in whole or part, on the income or profits of any person. An amount will generally not be excluded from the term “interest,” however, if such amount is based on a fixed percentage of receipts or sales.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, or fail to satisfy other REIT qualification requirements, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

•	our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

•	we pay a penalty of $50,000 with our tax return for the year of the failure to meet the REIT requirements occurred;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with the intent to evade tax.

It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. If these relief provisions do not apply to a particular set of circumstances, we would not qualify as a REIT. As discussed above under the caption “—Taxation of a REIT”, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite frequently monitoring our income.

Foreclosure Property

Net income realized by us from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate. Foreclosure property includes real property and related personal property that is acquired by us through foreclosure following a default on indebtedness owed to us that is secured by the property and for which we make an election to treat the property as foreclosure property.

Prohibited Transaction Income

Any gain realized by us on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income and subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT or may reduce our after-tax profitability. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the Code and Treasury Regulations provide standards which, if met, would not result in prohibited transaction income, and those standards have recently been relaxed to some degree, we may not be able to meet these standards in all circumstances.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, and properly designate such hedging transaction under IRS rules, any income or gain from the disposition of hedging transactions should be excluded from gross income for purposes of the 95% gross income test and, with respect to hedging transactions entered into after July 30, 2008, for purposes of the 75% gross income test as well.

Rents from Real Property

Rent that a REIT receives from real property that it owns and leases to tenants will qualify as “rents from real property” if the following conditions are satisfied:

•

First, the rent must not be based, in whole or in part, on the income or profits of any person. An amount will not fail to qualify as rent from real property solely by reason of being based on a fixed percentage, or percentages, of sales and receipts.

•	Second, neither a REIT nor any direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of the tenant from which the REIT collects the rent.

•

Third, all of the rent received under a lease will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.

•

Finally, a REIT generally must not operate or manage its real property or furnish or render services to its tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive revenue. The REIT may provide services directly, however, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered “primarily for the occupant’s convenience.” In addition, the REIT may render, other than through an independent contractor, a de minimis amount of “non-customary” services to the tenants of a property as long as the REIT’s income from such services does not exceed 1% of its gross income from the property.

Although no assurances can be given that either of the income tests will be satisfied in any given year, we anticipate that our operations will allow us to meet each of the 75% gross income test and the 95% gross income test. Such belief is premised in large part on our expectation that substantially all of the amounts received by us will qualify as interest from debt secured by mortgages on real property or on interests in real property.

Asset Tests

A REIT also must satisfy the following four tests relating to the nature of its assets at the close of each quarter of its taxable year.

•

First, at least 75% of the value of a REIT’s total assets must consist of cash or cash items (including receivables), government securities, “real estate assets,” or qualifying temporary investments. We refer to this test as the “75% asset test.”

•

Second, generally no more than 25% of the value of a REIT’s total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test. We refer to this test as the “25% asset test.”

•

Third, of the investments included in the 25% asset test, the value of the securities of any one issuer (other than a taxable REIT subsidiary) that a REIT owns may not exceed 5% of the value of the REIT’s total assets, and a REIT may not own 10% or more of the total combined voting power or 10% or more of the total value of the securities of any issuer (other than a taxable REIT subsidiary).

•

Fourth, while a REIT may own up to 100% of the stock of a corporation that elects to be treated as a taxable REIT subsidiary for federal income tax purposes, at no time may the total value of a REIT’s stock in one or more taxable REIT subsidiaries exceed 25% of the value of the REIT’s gross assets.

We expect that any real property and temporary investments that we acquire, directly or through SH Funding, will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which we own an interest consists of “real estate assets.” Mortgage loans, including distressed mortgage loans, construction loans, bridge loans and mezzanine loans also will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.

We intend to operate so that we will not acquire any assets that would cause us to violate any of the asset tests. If, however, we should fail to satisfy any of the asset tests at the end of a calendar quarter, we would not lose our real estate investment trust status if (i) we satisfied the asset tests at the end of the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we could still avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

Each taxable year, a REIT must distribute dividends to its stockholders in an amount at least equal to:

•

90% of the REIT’s “real estate investment trust taxable income,” computed without regard to the dividends paid deduction and the REIT’s net capital gain or loss, and 90% of any after tax net income from foreclosure property; minus

•	certain items of noncash income.

A REIT must make such distributions in the taxable year to which they relate, or in the following taxable year if the REIT declares the distribution before it timely files its federal income tax return for such year and pays the distribution on or before the first regular distribution date after such declaration. Further, if a REIT fails to meet the 90% distribution requirement as a result of an adjustment to its tax returns by the Internal Revenue Service, the REIT may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest) to its stockholders.

A REIT will be subject to federal income tax on its taxable income, including net capital gain, that it did not distribute to its stockholders. Furthermore, if a REIT fails to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

•	85% of the REIT’s real estate investment trust ordinary income for such year;

•	95% of the REIT’s real estate investment trust capital gain income for such year; and

•	any of the REIT’s undistributed taxable income from prior periods,

the REIT will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed. If the REIT elects to retain and pay income tax on the net capital gain that it receives in a taxable year, the REIT will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

In 2008, the Internal Revenue Service published a Revenue Procedure providing guidelines for a publicly-traded REIT to satisfy its distribution requirements with distributions of its stock. The guidance requires (1) the distribution be made to shareholders with respect to the stock of the REIT, (2) the distribution is declared with respect to a taxable year ending on or before December 31, 2009, (3) each shareholder may elect to receive its entire entitlement in either money or stock of equivalent value subject to the limitation that the amount of cash may be no less than 10% of the aggregate declared distribution, (4) the calculation of the number of shares be made as close as practicable to the payment date and be based on a formula that is designed to equate the number of shares with the amount of money that could be received instead, and (5) with respect to a dividend reinvestment plan, such plan only applies to the extent that in the absence of such plan, the shareholder would have received the distribution in money under clause (3), above. In the event that we make a distribution, we may utilize partial stock distributions complying with this Revenue Procedure in satisfying our REIT distribution requirements.

We intend to make distributions to our holders of common stock in a manner that will allow us to satisfy the distribution requirements described above. It is possible that, from time to time, our pre-distribution taxable income may exceed our cash flow and we may have difficulty satisfying the distribution requirements. We intend to monitor closely the relationship between our pre-distribution taxable income and our cash flow and intend to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the Internal Revenue Code. It is possible, although unlikely, that we may decide to terminate our REIT status as a result of any such cash shortfall. Such a termination would have adverse consequences to our stockholders. The consequences are described above under the caption “—Taxation of a REIT.”

Recordkeeping Requirements

A REIT must maintain records of information specified in applicable Treasury Regulations in order to maintain its qualification as a real estate investment trust. In addition, in order to avoid a monetary penalty, a REIT must request, on an annual basis certain information from its stockholders designed to disclose the actual ownership of the REIT’s outstanding stock. We intend to comply with these recordkeeping requirements.

Ownership Requirements

For a REIT to qualify as a real estate investment trust, shares of the REIT must be held by a minimum of 100 persons for at least 335 days in each taxable year after the REIT’s first taxable year. Further, at no time during the second half of any taxable year after the REIT’s first taxable year may more than 50% of the REIT’s shares be owned, actually or constructively, by five or fewer “individuals.” As of the date hereof, we satisfy the requirement that we not be closely held as described in the foregoing sentence. Our common stock is held by 100 or more persons. Our amended and restated charter contains ownership and transfer restrictions designed to prevent violation of these requirements. The provisions of the amended and restated charter restricting the ownership and transfer of our common stock are described in the accompanying prospectus under the caption “Description of our Stock—General—Restrictions on Ownership and Transfer.”

Failure to Qualify

If a REIT fails to qualify as a real estate investment trust in any taxable year, and no relief provisions applied, the REIT would be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. In calculating a REIT’s taxable income in a year in which it did not qualify as a real estate investment trust, the REIT would not be able to deduct amounts paid out to its stockholders. In fact, the REIT would not be required to distribute any amounts to its stockholders in such taxable year. In such event, to the extent of the REIT’s current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Moreover, subject to certain limitations under the Internal Revenue Code, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed as individuals may be eligible for a reduced tax rate on “qualified dividend income” from regular C corporations. Unless the REIT qualified for relief under specific statutory provisions, the REIT would be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which it ceased to qualify as a real estate investment trust. We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

Taxable U.S. Stockholder

As used herein, the term “Taxable U.S. Stockholder” means a holder of our common stock that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state or political subdivision thereof;

•

an estate, the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•

any trust with respect to which a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For any taxable year in which we qualify as a REIT, amounts distributed to Taxable U.S. Stockholders will be taxed as follows.

Distributions Generally

Distributions made to our Taxable U.S. Stockholders out of current or accumulated earnings and profits, and not designated as a capital gain dividend, will be taken into account by such stockholder as ordinary income and will not, in the case of a corporate stockholder, be eligible for the dividends received deduction. As a REIT, our dividends generally will not qualify for the maximum reduced rate of federal income taxation of 15% for certain qualified dividends. To the extent that we make a distribution with respect to holders of our common stock that is in excess of our current or accumulated earnings and profits, the distribution will be treated by a Taxable U.S. Stockholder first as a tax-free return of capital, reducing the stockholder’s tax basis in the common stock, and any portion of the distribution in excess of the stockholder’s tax basis in the common stock will then be treated as gain from the sale of such common stock. Dividends declared by us in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by stockholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Taxable U.S. Stockholders may not include on their federal income tax returns any of our tax losses.

Capital Gain Dividends

Dividends to Taxable U.S. Stockholders that properly are designated by us as capital gain dividends will be treated by such stockholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain, without regard to the period for which the stockholders have held our common stock. Taxable U.S. Stockholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends, like regular dividends from a real estate investment trust, are not eligible for the dividends received deduction for corporations.

Retained Capital Gains

A REIT may elect to retain, rather than distribute, its net long-term capital gain received during the tax year. To the extent designated in a notice from the REIT to its stockholders, the REIT will pay the income tax on such gains and Taxable U.S. Stockholders must include their proportionate share of the undistributed net long-term capital gain so designated in their income for the tax year. Each Taxable U.S. Stockholder will be deemed to have paid its share of the tax paid by the REIT, which tax will be credited or refunded to such stockholder.

Passive Activity Loss and Investment Interest Limitations

Distributions, including deemed distributions of undistributed net long-term capital gain, from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, Taxable U.S. Stockholders who are subject to the passive loss limitation rules of the Internal Revenue Code will not be able to apply any passive activity losses against such income. Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest. However, net capital gain from the disposition of our common stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

Sale of Common Stock

Upon the sale of our common stock, a Taxable U.S. Stockholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder’s tax basis in the common stock sold. To the extent that the common stock is held as a capital asset by the Taxable U.S. Stockholder, the gain or loss will be a long-term capital gain or loss if the common stock has been held for more than a year, and will be a short-term capital gain or loss if the common stock has been held for a shorter period. In general, however, any loss upon a sale of the common stock by a Taxable U.S. Stockholder who has held such common stock for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent that distributions from us were required to be treated as long-term capital gain by that holder.

New Legislation

Legislation enacted in 2010 requires certain U.S. Stockholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of the common stock for taxable years beginning after December 31, 2012. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the common stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, which we refer to as exempt organizations, generally are exempt from federal income taxation. Exempt organizations are subject to tax, however, on their unrelated business taxable income, or UBTI. UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions. While many investments in real estate generate UBTI, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of common stock with debt, a portion of its income from a REIT will constitute UBTI pursuant to the “debt-financed property” rules under the Code.

In addition, in certain circumstances, a pension trust that owns more than 10% of the stock of a REIT will be required to treat a percentage of the dividends paid by the REIT as UBTI based upon the percentage of the REIT’s income that would constitute UBTI to the stockholder if received directly by it. This rule applies to a pension trust holding more than 10% (by value) of our common stock only if (i) the percentage of the income from us that is UBTI (determined as if we were a pension trust) is at least 5% and (ii) we are treated as a “pension-held REIT.” We do not expect to be classified as a “pension-held REIT” due to our diverse stock ownership.

Taxation of Non-U.S. Stockholders

General

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign stockholders, which we refer to as Non-U.S. Stockholders, are complex and no attempt is made herein to provide more than a general summary of such rules. This discussion does not consider the tax rules applicable to all Non-U.S. Stockholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance companies or certain intermediaries. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws with regard to the election, including any reporting and withholding requirements.

Ordinary Dividends

Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by a REIT of United States real property interests or otherwise effectively connected with the Non-U.S. Stockholders’ conduct of a U.S. trade or business and that are not designated by a REIT as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of current or accumulated earnings and profits of the REIT. Any portion of a distribution in excess of current and accumulated earnings and profits of the REIT will not be taxable to a Non-U.S. Stockholder to the extent that such distribution does not exceed the adjusted basis of the stockholder in the REIT’s stock, but rather will reduce the adjusted basis of such shares. To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a Non-U.S. Stockholder in our common stock, such excess generally will be treated as gain from the sale or disposition of the common stock and will be taxed as described below.

Withholding

Dividends paid to Non-U.S. Stockholders may be subject to U.S. withholding tax. If an income tax treaty does not apply and the Non-U.S. Stockholder’s investment in the REIT’s stock is not effectively connected with a trade or business conducted by the Non-U.S. Stockholder in the United States (or if a tax treaty does apply and the investment in the stock is not attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate. Because we generally cannot determine at the time that a distribution is made whether or not it will be in excess of earnings and profits, we intend to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below). To receive a reduced treaty rate, a Non-U.S. Stockholder must furnish us or our paying agent with a duly completed Form 1001 or Form W-8BEN (or authorized substitute form) certifying such holder’s qualification for the reduced rate. Generally, a Non-U.S. Stockholder will be entitled to a refund from the IRS to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such stockholder.

In the case of a Non-U.S. Stockholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (1) the classification of the type of partnership or trust, (2) the status of the partner or beneficiary, and (3) the activities of the partnership or trust. Non-U.S. Stockholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Stockholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder) are exempt from U.S. withholding tax. In order to claim such exemption, a Non-U.S. Stockholder must provide us or our paying agent with a duly completed Form W-8ECI (or authorized substitute form) certifying such holder’s exemption. However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of Non-U.S. Stockholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder may, in certain circumstances, be subject to an additional branch profits tax at a 30% rate, or lower rate specified by an applicable income tax treaty.

Capital Gain Dividends

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, which is commonly referred to as FIRPTA. Under FIRPTA, distributions attributable to gain from sales of United States real property are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Stockholders thus would be taxed at the regular capital gain rates applicable to Taxable U.S. Stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not otherwise entitled to treaty relief or exemption.

Withholding

Under FIRPTA, a REIT is required to withhold 35% of any distribution that is designated as a capital gain dividend or which could be designated as a capital gain dividend and is attributable to gain from the disposition of a United States real property interest. This amount is creditable against the Non-U.S. Stockholder’s FIRPTA tax liability. Moreover, if a REIT designates previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding.

Sale of Common Stock

A Non-U.S Stockholder generally will not be subject to United States federal income tax under FIRPTA with respect to gain recognized upon a sale of our common stock, if less than 50% of our assets during a prescribed testing period consist of interests in real property located within the United States (excluding interests in real property solely in the capacity as a creditor) or we are a “domestically-controlled REIT.” A domestically-controlled REIT generally is defined as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although currently it is anticipated that we will be a domestically-controlled REIT, and, therefore, that the sale of common stock will not be subject to taxation under FIRPTA, there can be no assurance that we will, at all relevant times, be a domestically-controlled REIT. If we are not a domestically-controlled REIT, a Non-U.S. Stockholder’s sale of our stock will generally not be subject to tax under FIRPTA if (a) the stock is treated as “regularly traded” on an established securities market and (b) the seller held 5% or less of our stock at all times during the one year period prior to distribution. If the gain on the sale of our common stock were subject to taxation under FIRPTA, a Non-U.S. Stockholder would be subject to the same treatment as Taxable U.S. Stockholders with respect to such gain (subject to the applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and possible application of the 30% branch profits tax in the case of foreign corporations). In addition, a purchaser of our common stock from a Non-U.S. Stockholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a Non-U.S. Stockholder on the disposition. Any amount withheld would be creditable against the Non-U.S. Stockholder’s FIRPTA tax liability.

Even if gain recognized by a Non-U.S. Stockholder upon the sale of our common stock is not subject to FIRPTA, such gain generally will be taxable to such stockholder if:

•

an income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the Non-U.S. Stockholder in the United States (or, an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder), in which case, unless an applicable treaty provides otherwise, a Non-U.S. Stockholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates. In the case of a Non-U.S. Stockholder that is a corporation, such stockholder may be subject to an additional branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the stockholder demonstrates its qualification for such rate; or

•

the Non-U.S. Stockholder is a nonresident alien individual who holds our common stock as a capital asset and was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the Non-U.S. Stockholder will be subject to a 30% tax on capital gains.

Estate Tax Considerations

The value of our common stock owned, or treated as owned, by a Non-U.S. Stockholder who is a nonresident alien individual at the time of his or her death will be included in the individual’s gross estate for United States federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

Information Reporting and Backup Withholding

A REIT is required to report to its stockholders and to the IRS the amount of distributions paid during each tax year, and the amount of tax withheld, if any. These requirements apply even if withholding was not required with respect to payments made to a stockholder. In the case of Non-U.S. Stockholders, the information reported may also be made available to the tax authorities of the Non-U.S. Stockholder’s country of residence, if an applicable income tax treaty so provides.

Backup withholding generally may be imposed on certain payments to stockholders unless the stockholder (i) furnishes certain information, or (ii) is otherwise exempt from backup withholding.

A stockholder who does not provide a REIT with his or her correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, the REIT may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the REIT.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a distribution to a stockholder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the Taxable U.S. Stockholder to a refund, provided that the required information is furnished to the IRS.

In general, backup withholding and information reporting will not apply to a payment of the proceeds of the sale of our common stock by a Non-U.S. Stockholder by or through a foreign office of a foreign broker effected outside of the United States; provided, however, that foreign brokers having certain connections with the United States may be obligated to comply with the backup withholding and information reporting rules. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of our common stock by foreign offices of certain brokers, including foreign offices of a broker that:

•	is a United States person;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

•	is a “controlled foreign corporation” for United States tax purposes.

Information reporting will not apply in the above cases if the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain conditions are met, or the Non-U.S. Stockholder otherwise establishes an exemption.

Payment to or through a United States office of a broker of the proceeds of a sale of our common stock is subject to both backup withholding and information reporting unless the stockholder certifies in the manner required that he or she is a Non-U.S. Stockholder and satisfies certain other qualifications under penalties of perjury or otherwise establishes an exemption.

State and Local Tax

The discussion herein concerns only the United States federal income tax treatment likely to be accorded to a REIT and its stockholders. No consideration has been given to the state and local tax treatment of such parties. The state and local tax treatment may not conform to the federal treatment described above. As a result, you should consult your own tax advisor regarding the specific state and local tax consequences of the REIT Election and ownership and sale of our common stock.

New Legislation

The Hiring Incentives to Restore Employment (HIRE) Act of 2010 will impose on non-U.S. persons that are entities certain increased certification requirements and information reporting related to U.S. accounts or ownership. In the event of noncompliance with the revised requirements, a 30% U.S. withholding tax could be imposed on payments to such non-U.S. persons of dividends and sales proceeds in respect of our common stock. If payment of U.S. withholding taxes is required, non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to dividends and sale proceeds will be required to seek a refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. We will not pay any additional amounts to non-U.S. shareholders in respect of any amounts withheld. Such provisions will generally apply to payments made after December 31, 2012. Prospective investors should consult their own tax advisors regarding this new legislation.

PLAN OF DISTRIBUTION

General

We, along with the Trusts, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	the terms of any subscription rights;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, or the Trusts, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us, or the Trusts, and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we, or the Trusts, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We, or the Trusts, may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We, or the Trusts, may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us, or the Trusts. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us, or the Trusts, and its compensation.

In connection with offerings made through underwriters or agents, we, or the Trusts, may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We, or the Trusts, may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We, or the Trusts, may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We, or the Trusts, may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We, or the Trusts, will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Subscription Offerings

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder subscription rights to stockholders, if all of the underlying securities are not subscribed for, we, or the Trusts, may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we, or the Trusts, may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:

•	whether common stock, preferred stock or warrants for those securities will be offered under the stockholder subscription rights;

•	the number of those securities or warrants that will be offered under the stockholder subscription rights;

•	the period during which and the price at which the stockholder subscription rights will be exercisable;

•	the number of stockholder subscription rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights; and

•	any other material terms of the stockholder subscription rights.

Indemnification; Other Relationships

We, or the Trusts, may agree to indemnify underwriters, dealers, agents and remarketing firms against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock and the Preferred Stock, which are listed on the NYSE. Any shares of our common stock or the Preferred Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we, or the Trusts, sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock and the Preferred Stock, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from Strategic Hotels & Resorts, Inc.’s (“the Company”) Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph relating to the change in accounting for noncontrolling interests and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York, Venable LLP, Baltimore, Maryland and Richards, Layton & Finger, P.A., which, as special Delaware counsel for the trusts and us, will pass upon the validity of the trust preferred securities for the Trusts and us. Certain other matters in connection with the offering of securities by this prospectus will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP. Any agents or underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain an internet site at www.strategichotels.com that contains information concerning us, including the reports we file with the SEC. Other than the documents specifically incorporated by reference into this prospectus below, the information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities being offered in this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents, which have been filed with the SEC (File No. 001-32223), are incorporated herein by reference:

•	Our annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 24, 2011; and

•	The description of our stock contained in our Registration Statement on Form S-11, as amended (file No. 333-112846) originally filed with the SEC on February 13, 2004.

In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.

Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to Strategic Hotels & Resorts, Inc., 200 West Madison Street, Suite 1700, Chicago, IL 60606-3415, Attention: Secretary, (312) 658-5000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

SEC Registration Fee		$58,050
Legal Fees and Expenses		*
Printing Expenses		*
Trustees’, Registrars and Transfer Agents’, and Depositories’ Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*

Total	$	*

*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, member or director, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, member or director and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 16.	Exhibits.

The Exhibit Index appearing after the signature pages below is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, if necessary (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth in the prospectus included in this registration statement or the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to existing provisions or arrangements whereby the registrants may indemnify a director, officer or controlling person of each of the registrants against liabilities arising under the Securities Act, or otherwise, the registrants have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of each of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 25, 2011.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ LAURENCE S. GELLER
Name:	Laurence S. Geller
Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Laurence S. Geller, Diane M. Morefield, Stephen Briggs and Paula C. Maggio as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Strategic Hotels & Resorts, Inc., and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ RAYMOND L. GELLEIN, JR.	Chairman of the Board of Directors	February 25, 2011
Raymond L. Gellein, Jr.

/s/ LAURENCE S. GELLER Laurence S. Geller	Director, President and Chief Executive Officer (Principal Executive Officer)	February 25, 2011

/s/ DIANE M. MOREFIELD Diane M. Morefield	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 25, 2011

/s/ STEPHEN BRIGGS Stephen Briggs	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	February 25, 2011

/s/ ROBERT P. BOWEN	Director	February 25, 2011
Robert P. Bowen

/s/ KENNETH FISHER	Director	February 25, 2011
Kenneth Fisher

Signature	Title	Date

/s/ RICHARD D. KINCAID	Director	February 25, 2011
Richard D. Kincaid

/s/ WILLIAM A. PREZANT William A. Prezant	Director	February 25, 2011

/s/ JAMES A. JEFFS James A. Jeffs	Director	February 25, 2011

/s/ SIR DAVID M.C. MICHELS Sir David M.C. Michels	Director	February 25, 2011

/s/ EUGENE F. REILLY Eugene F. Reilly	Director	February 25, 2011

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 25, 2011.

BEE FINANCING TRUST I

By:	Strategic Hotels & Resorts, Inc., its Sponsor

	By:	/s/ STEPHEN BRIGGS
	Name:	Stephen Briggs
	Title:	Senior Vice President, Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 25, 2011.

BEE FINANCING TRUST II

By:	Strategic Hotels & Resorts, Inc., its Sponsor

	By:	/s/ STEPHEN BRIGGS
	Name:	Stephen Briggs
	Title:	Senior Vice President, Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 25, 2011.

BEE FINANCING TRUST III

By:	Strategic Hotels & Resorts, Inc., its Sponsor

	By:	/s/ STEPHEN BRIGGS
	Name:	Stephen Briggs
	Title:	Senior Vice President, Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)

4.1	Form of Certificate of Common Stock, par value $0.01 per share, of Strategic Hotels & Resorts, Inc. (filed as Exhibit 4.3 to Strategic Hotels & Resorts, Inc.’s Registration Statement on Form S-3 (File No. 333-133353) filed on April 18, 2006 and incorporated herein by reference)

4.2	Form of Certificate for Preferred Stock of Strategic Hotels & Resorts, Inc.(1)

4.3	Articles of Amendment and Restatement of Strategic Hotels & Resorts, Inc. (filed as Exhibit 3.1 to Strategic Hotels & Resorts, Inc.’s Amendment No. 3 to Registration Statement on Form S-11 (File No. 333-112846) filed on June 8, 2004 and incorporated herein by reference)

4.4	Articles of Amendment of Strategic Hotels & Resorts, Inc. relating to the Company’s name change (filed as Exhibit 3.1 to Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K (File No. 001-32223) filed on March 15, 2006 and incorporated herein by reference)

4.5

Articles of Amendment of Strategic Hotels & Resorts, Inc. (filed as Exhibit 3.1 to Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K (File No. 001-32223) filed on May 19, 2010 and incorporated herein by reference)

4.6	Articles Supplementary relating to the 8.50% Series A Cumulative Redeemable Preferred Stock (filed as Exhibit 3.1 to Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K (File No. 001-32223) filed on March 18, 2005 and incorporated herein by reference)

4.7	Certificate of Correction relating to the 8.50% Series A Cumulative Redeemable Preferred Stock (filed as Exhibit 3.2 to Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K (File No. 001-32223) filed on March 18, 2005 and incorporated herein by reference)

4.8	Articles Supplementary relating to the 8.25% Series B Cumulative Redeemable Preferred Stock (filed as Exhibit 3.5 to Strategic Hotels & Resorts, Inc.’s Form 8-A (File No. 001-32223) filed on January 13, 2006 and incorporated herein by reference)

4.9	Articles Supplementary relating to the 8.25% Series C Cumulative Redeemable Preferred Stock (filed as Exhibit 3.1 to Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K (File No. 001-32223) filed on April 21, 2006 and incorporated herein by reference)

4.10	Articles Supplementary relating to the Series D Junior Participating Preferred Stock (filed as Exhibit 3.1 to Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K (File No. 001-32223) filed on November 18, 2008 and incorporated herein by reference)

4.11	Articles Supplementary of Strategic Hotels & Resorts, Inc. (filed as Exhibit 3.2 to Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K (File No. 001-32223) filed on May 19, 2010 and incorporated herein by reference)

4.12	By-Laws of Strategic Hotels & Resorts, Inc. (filed as Exhibit 3.2 to Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K (File No. 001-32223) filed on November 18, 2008 and incorporated herein by reference)

4.13	Rights Agreement, dated as of November 14, 2008 between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K (File No. 001-32223) filed on November 19, 2008 and incorporated herein by reference)

4.14	Amendment No. 1 to the Rights Agreement, dated as of November 24, 2009, by and between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC (filed as Exhibit 4.1 to Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K (File No. 001-32223) filed on November 25, 2009 and incorporated herein by reference)

Exhibit No.	Description

4.15	Articles Supplementary with respect to Preferred Stock issued hereunder(1)

4.16	Senior Indenture

4.17	Subordinated Indenture

4.18	Junior Subordinated Indenture

4.19	Form of Indenture Security issued under the Senior Indenture(1)

4.20	Form of Indenture Security issued under the Subordinated Indenture(1)

4.21	Warrant Agreement and Warrant Certificate(1)

4.22	Form of Deposit Agreement and Deposit Receipt(1)

4.23	Form of Subscription Rights Agreement and Subscription Rights Certificate(1)

4.24.a	Declaration of Trust of BEE Financing Trust I (filed as Exhibit 4.7 to Strategic Hotels & Resorts, Inc.’s Registration Statement on Form S-3 (File No. 333-133353) filed on April 18, 2006 and incorporated herein by reference)

4.24.b	Certificate of Trust of BEE Financing Trust I (“Trust I”) (filed as Exhibit 4.8 to Strategic Hotels & Resorts, Inc.’s Registration Statement on Form S-3 (File No. 333-133353) filed on April 18, 2006 and incorporated herein by reference)

4.25.a	Declaration of Trust of BEE Financing Trust II (filed as Exhibit 4.9 to Strategic Hotels & Resorts, Inc.’s Registration Statement on Form S-3 (File No. 333-133353) filed on April 18, 2006 and incorporated herein by reference)

4.25.b	Certificate of Trust of BEE Financing Trust II (“Trust II”) (filed as Exhibit 4.10 to Strategic Hotels & Resorts, Inc.’s Registration Statement on Form S-3 (File No. 333-133353) filed on April 18, 2006 and incorporated herein by reference)

4.26.a	Declaration of Trust of BEE Financing Trust III (filed as Exhibit 4.11 to Strategic Hotels & Resorts, Inc.’s Registration Statement on Form S-3 (File No. 333-133353) filed on April 18, 2006 and incorporated herein by reference)

4.26.b	Certificate of Trust of BEE Financing Trust III (“Trust III” and together with Trust I and Trust II, the “Trusts”) (filed as Exhibit 4.12 to Strategic Hotels & Resorts, Inc.’s Registration Statement on Form S-3 (File No. 333-133353) filed on April 18, 2006 and incorporated herein by reference)

4.27	Amended and Restated Declaration of Trust with respect to each of the Trusts, including forms of Securities for each of the Trusts

4.28	Guarantee Agreement with respect to each of the Trusts

5.1	Opinion of Venable LLP

5.2.a	Opinion of Richards, Layton & Finger, P.A. with respect to Trust I

5.2.b	Opinion of Richards, Layton & Finger, P.A. with respect to Trust II

5.2.c	Opinion of Richards, Layton & Finger, P.A. with respect to Trust III

5.3	Opinion of Paul, Hastings, Janofsky & Walker LLP

8.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding Tax Matters

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1)

Exhibit No.	Description

23.3.a	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2a)

23.3.b	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2b)

23.3.c	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2c)

23.4	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit in 5.3)

23.5	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit in 8.1)

24.1	Power of Attorney (contained in the signature page hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Senior Indenture

25.2	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Subordinated Indenture

25.3	Statement of Eligibility of Trustee on Form T-1 under the Declaration of Trust of BEE Financing Trust I

25.4	Statement of Eligibility of Trustee on Form T-1 under the Declaration of Trust of BEE Financing Trust II

25.5	Statement of Eligibility of Trustee on Form T-1 under the Declaration of Trust of BEE Financing Trust III

25.6	Statement of Eligibility of Trustee on Form T-1 under the Guarantee relating to BEE Financing Trust I

25.7	Statement of Eligibility of Trustee on Form T-1 under the Guarantee relating to BEE Financing Trust II

25.8	Statement of Eligibility of Trustee on Form T-1 under the Guarantee relating to BEE Financing Trust III

25.9	Statement of Eligibility of Trustee on Form T-1 under the Junior Subordinated Indenture relating to BEE Financing Trust I

25.10	Statement of Eligibility of Trustee on Form T-1 under the Junior Subordinated Indenture relating to BEE Financing Trust II

25.11	Statement of Eligibility of Trustee on Form T-1 under the Junior Subordinated Indenture relating to BEE Financing Trust III

(1)	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.